Exhibit 10.55
Form of Named Executive Officer Temporary Salary Reduction Letter

May 6, 2020

[NAME]
[TITLE]
Laureate Education, Inc.
650 S. Exeter Street
Baltimore, MD 21202

Dear [NAME]:
This letter agreement documents the mutual agreement between you and Laureate Education, Inc. (the “Company”) regarding your voluntary salary reduction. Effective as of May 16, 2020, your annual salary rate will be reduced from $[•]∙(your “Current Salary”) to $[•] (your “Temporary Reduction in Salary”); provided, however, that your Current Salary would be used, if applicable, for the purposes of (1) calculating any severance payable under the terms of the Laureate Education, Inc. Severance Policy for Executives (the “Severance Policy”), as amended by that certain retention letter agreement dated [•] (the “Retention Letter”) and (2)  calculating your award under the Company’s 2020 Annual Incentive Plan, if any (for the avoidance of doubt, this means that your annual incentive target and maximum bonuses will continue to be understood to refer to those respective specified percentages of your Current Salary). Your annual salary rate will automatically revert to your Current Salary on August 14, 2020, without the need for you or the Company to take any further action to reflect this change.
Further, if an agreement should be executed by the Company in connection with a transaction, or a series of transactions, the consummation of which would result in a Change in Control (as defined in the Severance Policy), your annual salary rate will immediately and automatically revert to your Current Salary.
You further agree that the Temporary Reduction in Salary described herein will not constitute [Retention Bonus Good Reason or] Modified Good Reason (as defined in the Retention Letter).
Finally, for the avoidance of doubt, the Temporary Reduction in Salary (1) will not modify other rights under any agreements that are determined by reference to your annual salary rate; such provisions will continue to be applied based on the annual salary rate in effect prior to the waiver, and (2) is not intended to reduce any employee benefit provided to you that is determined by reference to your annual salary rate, except as may be required by law.
As confirmation of acceptance of your Temporary Reduction in Salary and other conditions in this letter agreement, please sign this letter agreement in the space provided below and return an executed copy to me.

Sincerely,
Laureate Education, Inc.

By:
Name:
Title:

Exhibit 10.55
ACCEPTED AND AGREED:

Signature:
[NAME]

Date: May 6, 2020